Exhibit 3.123

CERTIFICATE OF FORMATION

OF

HEALTHSOUTH PROPERTIES, LLC

1. The name of the limited liability company is HealthSouth Properties, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of HealthSouth Properties, LLC on this 26th day of April, 2007.

By:	/s/ Lucy Hicks
Name:	Lucy Hicks
Title::	Authorized Person

CERTIFICATE OF AMENDMENT

OF

HEALTHSOUTH PROPERTIES, LLC

1. The name of the limited liability company is HealthSouth Properties, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered office of the Limited Liability Company in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, in the county of New Castle.

The registered agent of the Limited Liability Company is hereby changed to The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of HealthSouth Properties, LLC this 30th day of April, 2007.

HealthSouth Properties , LLC

By:	/s/ Lucy Hicks
Lucy Hicks
Authorized Person